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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-81976) of TEPPCO Partners, L.P. of our report dated October 31, 2001 relating to the financial statements of Jonah Gas Gathering Company as of December 31, 2000 and for the periods June 1, 2000 to December 31, 2000 and January 1, 2000 to May 31 2000 (Predecessor), which appears in the Current Report on Form 8-K/A of TEPPCO Partners, L.P. filed November 9, 2001.


/s/ PricewaterhouseCoopers LLP

Denver, Colorado
November 30, 2001